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                                                                  EXHIBIT 10.15

                       EXCLUSIVE MANUFACTURING AGREEMENT

     This Manufacturing Agreement (this "Agreement") is made and entered into as of December 20, 1996, by and between STYLING TECHNOLOGY CORPORATION, a Delaware corporation with offices at 1146 South Cedar Ridge, Duncanville, Texas 75138 ("Styling") and AMOLE, INCORPORATED, an Ohio corporation with offices at 2425 West Dorothy Lane, Dayton, Ohio 45439 ("Amole").

                                    RECITALS

     Styling recently purchased the Body Drench division ("Body Drench") of Designs by Norvell, Inc. ("DBN") (the "Body Drench Acquisition").

     Styling formulates and distributes a line of health, tanning, and beauty products through its Body Drench division.

     Styling and Amole desire that Amole manufacture and package the items listed on Exhibit A hereto, which list may be amended by the mutual agreement of the parties hereto from time to time as agreed in writing by both parties (the "Products"), on behalf of Styling.

     Amole supplied similar products for the Body Drench division of DBN prior to the Body Drench Acquisition.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1. APPOINTMENT OF MANUFACTURER. Subject to and in accordance with the terms and conditions of this Agreement, Styling hereby selects Amole as its exclusive manufacturer to manufacture and package all of Styling's requirements of Products for Styling for its Body Drench Division as listed on Exhibit A, subject to future modification under Section 3(b) herein.

     2. TERM OF AGREEMENT; TERMINATION.

        (a) The term of this Agreement shall commence as of the date first above written and shall continue until December 31, 1997 and from year to year thereafter unless terminated by either party giving written notice on or after September 30, 1997 to the other specifying a date of termination not less than one hundred eighty (180) days after such notice (i.e., the earliest date either party could terminate would be effective March 31, 1998, and Styling shall have no right to place, and Amole shall have no obligation to supply, an order placed after the date of termination except as provided in Section 2(b) herein).

        (b) Styling acknowledges that with respect to products custom made specifically for Styling (with formulas belonging to either Amole or Styling) ("Specialty

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Products") (i) that componentry, raw materials, corrugate, labels, and the like
("Custom Materials") must be ordered and/or created in certain minimum quantities consistent with good business practices; and (ii) that finished goods inventory must be created in certain minimum quantities consistent with good business practices. Therefore, Amole may stock reasonable quantities of Custom Materials for Specialty Products and finished goods inventory of Specialty Products for which Styling has not yet placed an order. In the event of a termination of this Agreement as set forth herein, Styling agrees to purchase from Amole such Custom Materials and finished goods as Amole reasonably had in stock. In addition, in the event Styling changes any packaging, labeling, componentry, or raw materials or terminates this Agreement as to a specific Product, Styling agrees to purchase from Amole such Custom Materials and finished goods inventory as may be affected. In either case, Styling agrees to pay Amole its cost for Custom Materials and the last price paid by Styling to Amole for all the finished inventory goods. Styling's maximum aggregate obligation under this Section 2(b) shall be limited to $250,000.

        3.  PRICE ADJUSTMENTS: TERMINATION AS TO SPECIFIC PRODUCTS.

        (a) On or after September 30, 1997, Amole shall have the right to modify prices upon giving Styling one hundred twenty (120) days prior written notice of a price adjustment (the earliest effective date of a price adjustment would be February 28, 1998). The price adjustment shall not be effective for any orders placed by Styling prior to the end of such one hundred twenty (120) days. Notwithstanding the foregoing, however, if such order cannot reasonably be shipped within thirty (30) days following such one hundred twenty (120) day period then the price adjustment shall be applicable to the extent it cannot be shipped with such thirty (30) day period.

        (b) Styling may terminate this Agreement as to specific Products, or reduce its commitment to purchase its entire requirements hereunder of any specific Product to a lesser percentage of such requirements, by giving one hundred eighty (180) days prior written notice thereof and the change shall become effective at the end of such one hundred eighty (180) day period. In the event of a termination of a Product hereunder, then the provisions of Section 2(b) above shall be applicable. Notwithstanding the foregoing, no reduction or modification hereunder shall be effective prior to March 31, 1998.

        4.  ORDERING PROCEDURES; PURCHASE PRICE.

        (a) All orders for Products pursuant to this Agreement shall be subject to the terms and conditions set forth in this Agreement notwithstanding the terms specified in any purchase order, invoice, or terms of sale. Whenever Styling desires to purchase any Products, it shall give Amole a signed written purchase order specifying the quantities and number of units of each Product to be purchased and the requested reasonable shipping date. All Products ordered shall be shipped to the address that shall be expressly set forth on the purchase order (the "Designated Location"). The parties will cooperate with each other in a reasonable manner to accommodate each other's schedules, and Amole will use reasonable efforts to ship all Products on the dates requested by Styling as set forth in any purchase orders. All orders will be a minimum 2,500 pound per Product quantities for batching purposes.


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        (b)    The purchase price shall be computed on a price per SKU basis as set forth on Exhibit A. All such purchase prices are computed on a F.O.B.
Dayton basis and are exclusive of freight and outside storage charges. In the event Styling issues a purchase order with a shipping date and then delays the shipping date, Amole shall have the right to invoice Styling at anytime after the original shipping date and, in addition, Styling shall pay Amole reasonable storage charges until the subject goods are in fact shipped if such shipping date is delayed more than thirty (30) days.

        (c) All Products shall be packaged, labeled, and palletized prior to shipment and shall be packaged in a reasonable manner to protect against normal handling. The prices set forth on Exhibit A are net of pallet costs and pallet costs shall be in addition to the prices quotes (currently $5.00 per pallet). Shipment shall be made by a carrier of Styling's choice. All charges incurred subsequent to the delivery of Products for shipment F.O.B. Dayton, including, but not limited to, freight, insurance, customs, duties, sales, excise and other federal, state or local taxes, shall be borne by Styling. Styling shall bear all risk of loss after it receives delivery FOB Dayton.

        (d) Amole and Styling shall cooperate to secure alternative sources for componentry of the Products (including bottles, caps, labels, and packaging). To the extent that Styling discovers a source for any componentry at a price less than what Amole is purchasing such componentry for, and requests Amole to utilize any of such alternative sources of componentry, the price savings shall be for the benefit of Styling and Amole shall adjust its prices accordingly; provided, however, that if the termination of purchasing such componentry from an Amole vendor results in termination charges or increases in the price of other componentry from such vendor relating to Products, then Styling shall pay for any such charges or increases.

        (e) Payment terms shall be net thirty (30) days after date of invoice, which is the date of shipment from Amole subject to Section 4(b) herein.

    5.  PROPRIETARY RIGHTS.

        (a) Amole shall not, either during or after the term of this Agreement, without the prior written consent of Styling, use the names "Styling Technology", "Body Drench", or any deviations thereof, for Amole's own benefit or for the benefit of others (except for the benefit of Styling).

        (b) Except as required by the disclosure requirements in effect from time to time under the applicable federal and state securities laws, Amole shall refrain from disclosing to any third parties, or using for any purpose, other than those set forth in this Agreement, any formulas, customer lists, operating, marketing or sales management information or other confidential or proprietary information of Styling, including, without limitation, information as to Styling's customers or the relationship established hereunder, and Amole shall use reasonable efforts to cause its employees and agents to refrain from disclosing to any third parties, or using for any purpose, other than those set forth in this Agreement, any such confidential or proprietary information. Notwithstanding the foregoing, in the event of any defective goods

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produced hereunder that are nonetheless merchantable, Amole shall have the right to dispose of such goods in a manner calculated not to unduly harm Styling's business interests and then only with the written consent of Styling, which consent shall not be unreasonably withheld.

        (c) Upon the termination of this Agreement, Amole shall grant to Styling for no additional consideration, a non-exclusive right to use all of Amole's right, title and interest to all formulations used by Amole for the Products and shall provide Styling with all information relating thereto.

    6.  INSPECTION AND WARRANTY.

        (a) Styling shall inspect all of the Products shipped to Styling promptly upon receipt thereof, and in no event greater than fourteen (14) business days after receipt thereof. Amole warrants that the Products (i) will, when delivered, conform to the description on the face of Styling's purchase order relating to such Products; and (ii) will be free of defects in materials and workmanship. Amole shall, at Styling's option, replace (F.O.B. Styling's point of destination), issue a credit or refund to Styling for any nonconforming Products, provided, however, that Styling furnishes to Amole written notice, in reasonable detail, of the nonconformity of the Products within fifteen (15) business days after the receipt thereof by Styling, and provides Amole with a reasonable opportunity to inspect such goods and offers to return such goods to Amole at Amole's cost.

        (b) The warranty set forth in Section 6(a) hereof shall not extend to Styling's customers or their customers (if any). Amole shall indemnify, defend and hold Styling and its employees, agents, representatives, directors, officers, and shareholders harmless for, from, and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, taxes, costs, penalties, and expenses (including, but not limited to, reasonable attorneys' and accountants' fees) caused by, arising out of or otherwise related to any defective Products or product liability claims with respect to any Products that are not covered by Amole's insurance against product liability. In furtherance of this Section 6(b), Amole agrees to name Styling as an additional insured on Amole's current insurance policy and maintain product liability coverage in the amount of One Million Dollars ($1,000,000), with an additional One Million Dollars ($1,000,000) in excess product liability coverage for the entire term of this Agreement.

        (c) In connection with orders of Products hereunder, Amole will formulate, manufacture, and package the Products for Styling of the same quality and with the same care as it did for Body Drench before the Body Drench Acquisition. Amole will not change the formula, packaging, or shipping of Products hereunder without Styling's prior written consent except for minimum deviations which do not affect the quality of the Product.

        (d) THE WARRANTIES TO REPLACE, OR ISSUE A CREDIT FOR, DEFECTIVE PRODUCTS AS SET FORTH HEREIN, AND ANY ADDITIONAL WARRANTY EXPRESSLY STATED TO BE A WARRANTY AND SET FORTH IN WRITING AS PART OF THESE TERMS HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY

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IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        UNDER NO CIRCUMSTANCES SHALL AMOLE OR ANY AFFILIATE OF AMOLE HAVE ANY LIABILITY WHATSOEVER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, such as, but not limited to, loss of profit or revenue; loss of use of the Products; cost of capital; or claims resulting from contracts between Styling, its customers and/or suppliers. Unless expressly provided for herein, in no event shall Amole or any affiliate of Amole's assume responsibility or liability for (a) penalties, penalty, clauses or liquidated damages clauses of any description, or (b) indemnification of Styling or others for costs, damages or expenses arising out of or related to the Products or part thereof.

        7. FORCE MAJEURE. Neither Styling nor Amole shall be responsible for any loss or damage resulting from any delay or failure in performing any provision of this Agreement if the delay or failure results from: (a) transportation shortages, inadequate supply of labor, materials or energy, or the voluntary foregoing of the right to acquire or use of any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations, or instructions of any government or any department or agency thereof; (b) compliance with any law, ruling, order, regulation, requirement, or instruction of any government or any department or agency thereof; (c) acts of God; (d) acts or omissions of the other party; or (e) fires, strikes, labor troubles, embargoes, war or riot. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary. Notwithstanding anything in this Agreement to the contrary, the payment terms set forth herein shall not be subject to this force majeure clause.

        8. INDEPENDENT CONTRACTOR. Styling and Amole acknowledge and agree that Amole is an independent contractor and that under this Agreement neither Styling nor Amole shall be considered for any purpose to be the agent, partner, franchisor, franchises, or joint venturer of the other. Neither Styling nor Amole shall have any authority to act on behalf of or in the name of the other or the power or authority to bind the other in any manner whatsoever.

        9. NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and received three (3) days after being sent by registered or certified mail, postage prepaid, addressed to the recipient's address as set forth above, or six (6) hours after being sent by telecopy, provided that a conforming copy is thereafter sent to the recipient by first-class mail, postage prepaid, addressed to the recipient's address as set forth above. Either party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this paragraph for the giving of notice.

        10. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver all such other instruments and take all such actions as either party may reasonably request from time to time in order to effectuate the purposes of this Agreement and the transactions provided for herein.

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        11.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party hereto may assign or transfer its rights or obligations under this Agreement without prior written consent of the other.

        12. COMPLETE AGREEMENT. Except for the letter agreement between the parties of even date which supersedes certain terms of this Agreement, this Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is in lieu of all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof including any purchase orders, invoices, or terms of sale materials apart from this Agreement.

        13. CONSTRUCTION. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable in whole or in part. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement.

        14. AMENDMENT. This Agreement may only be amended or modified by written agreement signed by all of the parties hereto.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date first above written.

                                        STYLING TECHNOLOGY CORPORATION


                                        By:
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                                        Its:
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                                        AMOLE INCORPORATED


                                        By:
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                                        Its:
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